Exhibit 99.1

Joint Filer Information


Name:
   St. Paul Fire and Marine Insurance Company

Address:
   385 Washington Street
   St. Paul, MN 55102

Designated Filer:
   The St. Paul Travelers Companies, Inc.

Issuer & Trading Symbol:
   Dexcom, Inc. (DXCM)

Date of Event Requiring Statement:
   4/13/2005

Signature:
   /s/ Steven L.P. Schwen
   Its:  Authorized Representative



Name:
   Split Rock Partners, LLC

Address:
   10400 Viking Drive, Suite 550
   Eden Prairie, MN 55344

Designated Filer:
   The St. Paul Travelers Companies, Inc.

Issuer & Trading Symbol:
   Dexcom, Inc. (DXCM)

Date of Event Requiring Statement:
   4/13/2005

Signature:
   /s/ Steven L.P. Schwen
   Its:  Chief Financial Officer



Name:
   St. Paul Venture Capital V, LLC

Address:
   10400 Viking Drive, Suite 550
   Eden Prairie, MN 55344

Designated Filer:
   The St. Paul Travelers Companies, Inc.

Issuer & Trading Symbol:
   Dexcom, Inc. (DXCM)

Date of Event Requiring Statement:
  4/13/2005

Signature:
   /s/ Steven L.P. Schwen
   Its:	Chief Financial Officer



Name:
   St. Paul Venture Capital VI, LLC

Address:
   10400 Viking Drive, Suite 550
   Eden Prairie, MN 55344

Designated Filer:
   The St. Paul Travelers Companies, Inc.

Issuer & Trading Symbol:
   Dexcom, Inc. (DXCM)

Date of Event Requiring Statement:
   4/13/2005

Signature:
   /s/ Steven L.P. Schwen
   Its:	Chief Financial Officer